eEf124,f

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant under Rule 14a-12
Presstek, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Presstek, Inc.

Supplement to Notice of Meeting of Stockholders and
Definitive Proxy Statement Dated April 23, 2010

On May 5, 2010, the Board of Directors of Presstek, Inc. (the “Company”) reduced, effective upon completion of the 2010 annual meeting of stockholders to be held on June 2, 2010, the size of the Board from 8 members to 7 members and has withdrawn the nomination of Dr. Lawrence Howard as a director in light of notice from Dr. Howard that he has decided not to stand for re-election to the Board.   Accordingly, Dr. Howard’s service as a director will cease at the 2010 annual meeting of stockholders and any votes cast FOR his election to the board will be disregarded. The retirement of Dr. Howard from the Board was announced by the Company on a Form 8-K filed with the SEC on May 5, 2010.